Exhibit 10.2

APOGEE ENTERPRISES, INC.

2002 OMNIBUS STOCK INCENTIVE PLAN

Stock Appreciation Rights Agreement

This STOCK APPRECIATION RIGHTS AGREEMENT (this “Agreement”) is made this      day of                     , 20    , by and between Apogee Enterprises, Inc., a Minnesota corporation (the “Company”), and                     , an individual resident of                     ,                      (“Employee”).

WHEREAS, the Company desires and has taken all necessary action to grant stock appreciation rights to Employee under the Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan, as amended from time to time (the “Plan”), subject to the terms and conditions of this Agreement; and

WHEREAS, Employee desires to accept such grant.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, the parties agree as follows:

SECTION 1

Grant of Stock Appreciation Rights

The Company hereby grants to Employee the stock appreciation rights (the “SAR”) with respect to              shares (the “Shares”) of Common Stock of the Company. The grant price of the SAR is $             per share (the “Grant Price”), which is the Fair Market Value (as defined in the Plan) of a share of Common Stock of the Company on the date hereof. The SAR is issued under the Plan and is subject to its terms and conditions as well as the terms and conditions set forth in this Agreement. A copy of the Plan will be furnished to Employee upon request. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Plan.

SECTION 2

Term and Vesting Schedule

2.1 Term. Unless earlier terminated in accordance with the terms of this Agreement, the SAR shall terminate at 5:00 p.m. Minneapolis time, on                     , 20     , i.e., 10 years from the date hereof.

2.2 Vesting Schedule. Except as otherwise provided in this Agreement, the SAR may be exercised by Employee in accordance with the following schedule:

On or after each of the following dates	Number of Rights Exercisable
______________	______________
______________	______________
______________	______________
______________	______________
______________	______________

2.3 Change in Control. Notwithstanding any installment or delayed exercise provision contained in this Agreement that would result in the SAR becoming exercisable in full or in part at a later date, upon the occurrence of a Change in Control, the SAR shall become immediately exercisable in full. As used herein, a “Change in Control” shall mean:

(a) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or successor provision thereto, whether or not the Company is then subject to such reporting requirement including, without limitation, any of the following events:

(i) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities, or other property, other than a merger of the Company in which all or substantially all of the holders of the Company’s Common Stock immediately prior to the consolidation or merger own more than 65% of the common stock of the surviving corporation immediately after the merger in the same relative proportions as their ownership of the Company’s Common Stock immediately prior to the consolidation or merger;

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

(iii) any reorganization, reverse stock split, or recapitalization of the Company which would result in a Change in Control; or

(iv) any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or any agreement, contract, or other arrangement providing for any of the foregoing.

(b) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities;

(c) the Continuing Directors (as hereinafter defined) cease to constitute a majority of the Company’s Board of Directors; or

(d) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

“Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (i) was a member of the Board of Directors on the date of this Agreement as first written above or (ii) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this Section 2.3, “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the Beneficial Owner of 10% or more of the shares of Common Stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and, for purposes of this Section 2.3 only, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

2.4 Non-Transferability. During the lifetime of Employee, the SAR shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.

SECTION 3

Effect of Death or Termination of Employment

The SAR shall terminate and may no longer be exercised if Employee ceases to be employed by the Company or its affiliates, except as otherwise provided in this Section 3 or elsewhere in this Agreement. Notwithstanding the provisions set forth below, in no case may the SAR be exercised to any extent by anyone after the termination date of the SAR.

3.1 Termination without Cause. If Employee’s employment shall be terminated for any reason, voluntary or involuntary, other than for Cause or due to Employee’s Early Retirement, Retirement, death or Disability, Employee may at any time within a period of three months after such termination exercise the SAR to the extent the SAR was exercisable by Employee on the date of the termination of Employee’s employment.

As used herein, “Cause” shall mean (i) the willful and continued failure by Employee substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Employee’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by Employee in misconduct which causes substantial injury to the Company or its affiliates, its other employees or the employees of its affiliates or its clients or the clients of its affiliates, whether monetarily or otherwise. For purposes of this paragraph, no action or failure to act on Employee’s part shall be considered “willful” unless done or omitted to be done, by Employee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

As used herein, “Disability” shall mean any physical or mental condition which would qualify Employee for a disability benefit under any long-term disability plan maintained by the Company or any Affiliate (as defined in Section 2.3) then employing Employee.

As used herein, “Early Retirement” shall mean Employee’s voluntary retirement from the Company at any time at which Employee is then at least 50 years of age and has been employed by the Company for at least 15 years, and “Retirement” shall mean Employee’s normal termination of his or her employment relationship with the Company at age 65.

3.2 Termination for Cause. If Employee’s employment shall be terminated for Cause, the SAR shall be terminated as of the date of the act giving rise to such termination.

3.3 Early Retirement or Retirement. In the event Employee shall cease to be employed by the Company by reason of Early Retirement or Retirement and shall not have fully exercised the SAR, the vesting of the SAR shall continue, and the vested portion of the SAR shall continue to be exercisable by Employee, for the remaining term of the SAR; provided, that Employee shall have entered into a noncompetition and nonsolicitation agreement in form acceptable to the Company prior to the date of Early Retirement or Retirement and shall observe every term thereof for the remaining term of this Agreement. Any failure by Employee to observe such terms shall result in the immediate forfeiture of the unexercised portion of the SAR, whether or not it is then vested. Furthermore, the Committee (as defined in the Plan) reserves the right, exercisable by the Committee within 30 days following the date of Employee’s Early Retirement or Retirement, to cause the remaining unvested portion of the SAR to be accelerated, in whole or in part, to the date of Early Retirement or Retirement.

3.4 Death or Disability. In the event Employee shall die while the SAR is still exercisable according to its terms or if employment is terminated because Employee has a Disability (as hereinafter defined) while in the employ of the Company and Employee shall not have fully exercised the SAR, such SAR shall become immediately exercisable in full and may be exercised at any time within 12 months after Employee’s death or date of termination of employment for Disability by Employee, personal representatives or administrators or guardians of Employee, as applicable, or by any person or persons to whom the SAR is transferred by will or the applicable laws of descent and distribution, but in no event shall the SAR remain exercisable longer than the original term of the SAR.

SECTION 4

Manner of Exercise of SAR

4.1 Notice. The SAR may be exercised by delivery to the Company of a written notice which shall state that Employee elects to exercise the SAR as to the number of Rights specified in the notice as of the date specified in the notice.

4.2 Amount of Payment. The per Share amount payable to Employee in Shares upon exercise of the SAR shall be the excess, if positive, of the Fair Market Value (as defined in the Plan) of one Share, on the date of exercise, over the Grant Price as set forth above.

4.3 Manner of Payment. Only whole shares of Common Stock shall be issued or delivered, and any fractional shares shall be rounded down to the nearest share. The Company shall pay Employee amounts due upon exercise of the SAR within 14 days after exercise, except that the Company shall withhold or collect from Employee such amounts as are required by any applicable federal or state income tax laws or regulations for payroll withholding, income or other tax purposes.

SECTION 5

Forfeiture of SAR and SAR Gain Resulting From Certain Activities

If, at any time prior to the full exercise of the SAR granted hereunder, Employee engages in any Forfeiture Activity (as defined below), then the SAR shall immediately terminate effective as of the date that such Forfeiture Activity first occurred, with the result being that all unexercised rights to receive Shares hereunder (whether exercisable or not) shall be immediately forfeited. In addition to the foregoing, if Employee engages in any Forfeiture Activity within one year after an exercise by Employee of all or part of the SAR, then (i) all Shares received by Employee as a result of all exercises of the SAR made within such twelve month period, plus any period subsequent to the date of such Forfeiture Activity and prior to the Company’s delivery of a demand notice to Employee hereunder (collectively, the “Forfeiture Period”) and (ii) all consideration received by Employee pursuant to the transfer of any such Shares made by Employee during the Forfeiture Period, must be delivered or paid to the Company within 30 days of a written demand by the Company.

As used herein, Employee shall be deemed to have engaged in a “Forfeiture Activity” if Employee (i) directly or indirectly, engages in any business activity on his or her own behalf or as a partner, stockholder, director, trustee, principal, agent, employee, consultant or otherwise of any person or entity which is in any respect in competition with or competitive with the Company or solicits, entices or induces any employee or representative of the Company to engage in any such activity, (ii) directly or indirectly solicits, entices or induces (or assists any other person or entity in soliciting, enticing or inducing) any customer or potential customer (or agent, employee or consultant of any customer or potential customer) with whom Employee had contact in the course of his or her employment with the Company to deal with a competitor of the Company or (iii) fails to hold in a fiduciary capacity for the benefit of the Company all confidential information, knowledge and data, including customer lists and information, business plans and business strategy (“Confidential Data”) relating in any way to the business of the Company for so long as such Confidential Data remains confidential.

If any court of competent jurisdiction shall determine that the foregoing forfeiture provision is invalid in any respect, the court so holding may limit such covenant either or both in time, in area or in any other manner which the court determines such that the covenant shall be enforceable against Employee. Employee shall acknowledge that the remedy of law for any breach of the foregoing covenant not to compete will be inadequate, and that the Company shall be entitled, in addition to any remedy of law, to preliminary and permanent injunctive relief.

SECTION 6

Miscellaneous

6.1 Plan Provisions Control. In the event that any provision of this Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

6.2 No Rights of Shareholders. Neither Employee, Employee’s legal representative nor a permissible assignee of this SAR shall have any of the rights and privileges of a shareholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Employee, Employee’s legal representative or permissible assignee, as applicable.

6.3 No Right to Employment. The grant of the SAR shall not be construed as giving Employee the right to be retained in the employ of, or as giving a director of the Company or an Affiliate (as defined in the Plan) the right to continue as a director of the Company or an Affiliate with, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Employee from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or this Agreement. Nothing in this Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The SAR granted hereunder shall not form any part of the wages or salary of Employee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under this Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Employee shall be deemed to have accepted all the conditions of the Plan and this Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

6.4 Governing Law. The validity, construction and effect of the Plan and this Agreement, and any rules and regulations relating to the Plan and this Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

6.5 Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or this Agreement, such provision shall be stricken as to such jurisdiction or this Agreement, and the remainder of this Agreement shall remain in full force and effect.

6.6 No Trust or Fund Created. Neither the Plan nor this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Employee or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

6.7 Headings. Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

6.8 Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise of the SAR unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable stock exchange or the Nasdaq National Market and the Minnesota Business Corporation Act. As a condition to the exercise of the purchase price relating to the SAR, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date set forth in the first paragraph.

APOGEE ENTERPRISES, INC.

By:
Name:
Title:

[EMPLOYEE]

By:
Name: